Exhibit 10.2.h

AMENDMENT NO. 7

TO THE

2005 CEDAR REALTY TRUST, INC.

DEFERRED COMPENSATION PLAN

(formerly the 2005 Cedar Shopping Centers, Inc. Deferred Compensation Plan)

WHEREAS, Cedar Realty Trust, Inc. (formerly known as Cedar Shopping Centers, Inc.) (the “Company”) has adopted the 2005 Cedar Realty Trust, Inc. Deferred Compensation Plan (formerly known as the 2005 Cedar Shopping Centers, Inc. Deferred Compensation Plan) (the “Plan”); and

WHEREAS, Section 8.1 of the Plan generally permits the Board of Directors of the Company to amend the Plan; and

WHEREAS, the Board of Directors of the Company now desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 4.3(b) of the Plan is hereby amended to read in its entirety as follows:

“(b) Notwithstanding the foregoing, a Participant shall, subject in each case to approval by the Administrator in its sole discretion, become 100% vested in his Share Deferral Accounts upon the earliest to occur of: (i) the termination of the Participant’s employment by the Company without Cause; (ii) the termination of the Participant’s employment by the Participant for Good Reason; (iii) the Participant’s death or Disability; and (iv) the Participant’s Retirement. In addition a Participant shall become 100% vested in his Share Deferral Accounts upon a Change in Control.”

2.	The provisions of this Amendment shall be effective with respect to any awards of shares of the Company made on or after January 1, 2014.

3.	Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to be executed by a duly authorized officer of the Company as of the 24th day of December, 2013.

CEDAR REALTY TRUST, INC.
(formerly known as CEDAR SHOPPING CENTERS, INC.)

By:	/s/ BRUCE J. SCHANZER
Name:	Bruce J. Schanzer
Title:	President

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